Exhibit 23.1



                  INDEPENDENT AUDITORS' CONSENT
                  -----------------------------

We consent to the incorporation by reference of our report dated February 11, 1997, on the financial statements as of December 31, 1996 and for the year then ended, included this Form 10-K of 1MAGE Software, Inc. which appears on page 15, into the Registration Statements on Form S-3 (File No. 333-35625) and Forms S-8 (File Nos. 33-78096, 33-86760 & 333-30787) for
1MAGE Software, Inc.

We also consent to the restatement of net loss and accumulated deficit as of December 31, 1996 as discussed in Note 11 of the financial statements.


/s/ Karsh & Company, P.C.
-------------------------

Karsh & Company, P.C.

Denver, Colorado
March 30, 1999